United States
			  Securities and Exchange Commission
			        Washington, DC  20549

                                     Form 8-K/A
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  May 14, 2008

			Hynes & Howes Insurance Counselors, Inc.
                 (Exact name of registrant as specified in its charter)

      Iowa                           0-7376          42-0948341
(State of incorporation)        (Commission File#)    (IRS EIN)
IRS Employer ID Number:

2920 Harrison Str.,
Davenport, Iowa 					    52803
(Address of Principal executive offices)                  (Zip Code)


Registrants Telephone Number: (563)326-6401


The purpose of this report on form 8-K is to disclose a change in the registrant's Certifying Accountant.

Item 4(a).  Changes in Registrant's Certifying Accountant

The Company received written correspondence from its Certifying Accountant, Shapley, Shapley & Moorhead, P.C. that it was resigning as the Company's
independent Auditor.   The stated reason was a difficulty in obtaining
adequate professional liability insurance for servicing SEC Audit Clients. In a meeting held on May 14, 2008 The Board of Directors has accepted the resignation.

During the Registrant's two (2) most recent fiscal years and during any subsequent interim periods preceding the date of resignation, the Company has had no disagreements with Shapley, Shapley & Moorhead, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

No accountant's report on the financial statements for the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

On May 14, 2008 the Company provided Shapley, Shapley & Moorhead, P.C. with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made here-in or the reasons why it disagreed. On May 16, 2008 the Company received a letter from Shapley, Shapley & Moorhead, PC that it agreed with the statements contained herein.

Item 4(b).  Changes in Registrant's Certifying Accountant

On May 14, 2008 the Company engaged the firm of Huckfeldt & Smith, PLC. 2435 Kimberly Road, Suite 290 North, Bettendorf, Iowa 52722 as the Company's independent auditors. Such appointment was accepted by Randy Linn, Member of the firm. Prior to such engagement, the Registrant had not consulted Huckfeldt & Smith, PLC on any prior matters, including any matters relative to the application of accounting principles or any subject of disagreement with Shapley, Shapley & Moorhead, PC.

Item 7.    Financial Statements and Exhibits.

Exhibit No.                          Description

16.1		Letter on change of certifying accountant pursuant to regulation SK section 304 (a) (3).


				     Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hynes & Howes Insurance Counselors, Inc.

By:
Marsha Baker, President

By:
Monica Wilcher, Secretary

This corporation has no Treasurer.